UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2018 (April 25, 2018)

UNITED BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	No. 333-86453	34-1516518
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

105 Progressive Drive, Columbus Grove, Ohio (Address of principal executive offices)	45830-1241 (Zip Code)

Registrant’s telephone number, including area code:   (419) 659-2141

N/A

(Former name or former address, if changed since last report)

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the shareholders of United Bancshares, Inc. was held on April 25, 2018.  At the meeting, the following items were voted on by the shareholders of United Bancshares, Inc.:

1.

Election of directors to serve until the 2019 Annual Meeting; and

2.

Ratifying the appointment of CliftonLarsonAllen LLP as the independent registered accounting firm for United Bancshares, Inc.

Proposal 1 -  Election of Directors

The shareholders elected the following nominees for director at the meeting by the votes indicated below. In addition to the votes reported below, there were 536,180 broker non-votes on the proposal for the election of each director.

Director	For	Withheld
Robert L. Benroth	1,334,511	406,312
Herbert H. Huffman	1,334,404	406,419
H. Edward Rigel	1,325,141	415,682
David P. Roach	1,324,407	416,416
Daniel W. Schutt	1,324,480	416,343
R. Steven Unverferth	1,334,211	406,612
Brian D. Young	1,334,513	406,310

Proposal 2 - Ratifying the appointment of CliftonLarsonAllen LLP as the independent registered public accounting firm for the Corporation.

At the meeting, the shareholders ratified the appointment of CliftonLarsonAllen LLP as the independent registered public accounting firm for the Corporation by the votes indicated below:

For	Against	Abstain
2,247,549	21,649	7,805

There were no non-votes on this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED BANCSHARES, INC.

Date: April 26, 2018	By: /s/ Brian D. Young
Brian D. Young President and Chief Executive Officer